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                                                                  EXECUTION COPY

                                    INVESTORS' AGREEMENT (NO. 1) dated as of
                           October 10, 1996, among TW INC. (to be
                           renamed TIME WARNER INC.), a Delaware
                           corporation ("Holdco"), and the other parties signatory hereto (each an "Investor").

                  This Agreement is entered into pursuant to Section 6.02(f) of the Amended and Restated Agreement and Plan of Merger, dated as of September 22, 1995 (the "Amended and Restated Merger Agreement"), among Time Warner Inc., a Delaware corporation ("Parent"), Holdco, Time Warner Acquisition Corp., a Delaware corporation ("Delaware Sub") and a direct wholly owned subsidiary of Holdco, TW Acquisition Corp., a Georgia corporation ("Georgia Sub") and a direct wholly owned subsidiary of Holdco, and Turner Broadcasting System, Inc., a Georgia corporation (the "Company"). In connection with the TBS Merger (as defined in the Amended and Restated Merger Agreement), subject to certain exceptions, (a) each share of Class A Common Stock, par value $.0625 per share, of the Company and each share of Class B Common Stock, par value $.0625 per share, of the Company will be converted into the right to receive 0.75 shares of Common Stock, par value $0.01 per share, of Holdco ("Holdco Common Stock") and
(b) each share of Class C Convertible Preferred Stock, par value $.125 per share, of the Company will be converted into the right to receive 4.80 shares of Holdco Common Stock. As a condition to the obligations of Parent, Holdco, Delaware Sub and Georgia Sub to effect the Mergers (as defined in the Amended and Restated Merger Agreement), Parent, Holdco, Delaware Sub and Georgia Sub have required that each initial Investor enter into this Agreement.



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                                                                               2

                  Accordingly, it is hereby agreed as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Affiliate" and "Associate", when used with reference to any person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act, as in effect on the date of this Agreement. Neither Holdco nor any of its subsidiaries or controlled Affiliates, on the one hand, nor the Principal Investor, on the other hand, shall be an "Affiliate" or an "Associate" of the other. The Turner Foundation, Inc. and the Robert E. Turner Charitable Foundation Unitrust No. 2 shall be deemed not to be Affiliate or Associates of any Investor.

                  A person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "beneficial ownership" of:

                  (i) any securities that such person or any of such person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                  (ii) any securities (the "underlying securities") that such person or any of such person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such



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                                                                               3

         person shall also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

                  "Board" shall mean the board of directors of Holdco.

                  "Charitable Transferee" shall mean any charitable organization described in Section 501(c)(3) of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

                  "Investor" shall mean each person that executes this Agreement in such capacity and each successor, assign and other person that pursuant to the terms hereof is required to become a party hereto as an Investor.

                  "Investors' Agreement (No. 2)" shall mean an Investors' Agreement (No. 2), substantially in the form of Exhibit C-2 to the Amended and Restated Merger Agreement.

                  "permitted transferee" of any natural person shall mean (i) in the case of the death of such person, such person's executors, administrators, testamentary trustees, heirs, devisees and legatees and (ii) such person's current or future spouse, parents, siblings or descendants or such parents', siblings' or descendants' spouses (the "Family Members").

                  "person" shall have the meaning given such term in the Amended and Restated Merger Agreement.

                  "Principal Investor" shall mean R.E. Turner.

                  "Qualified Stockholder" shall mean any Charitable Transferee or Qualified Trust from time to time bound as an "Investor" under an Investors' Agreement (No. 2).



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                                                                               4

                  "Qualified Trust" shall mean any trust described in Section 664 of the Code of which the Principal Investor or members of his family are income beneficiaries.

                  "Voting Power", when used with reference to any class or series of securities of Holdco, or any classes or series of securities of Holdco entitled to vote together as a single class or series, shall mean the power of such class or series (or such classes or series) to vote for the election of directors. For purposes of determining the percentage of Voting Power of any class or series (or classes or series) beneficially owned by any person, any securities not outstanding which are subject to conversion rights, exchange rights, rights, warrants, options or similar securities held by such person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class or series (or classes or series) beneficially owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series (or classes or series) beneficially owned by any other person.

                  "Voting Securities", when used with reference to any person, shall mean any securities of such person having Voting Power or any securities convertible into or exchangeable for any securities having Voting Power.

                                   ARTICLE II

                             Securities Act; Legend

                  SECTION 2.01. Transfers of Holdco Common Stock. None of the Investors may offer for sale or sell any shares of Holdco Common Stock acquired pursuant to the Amended and Restated Merger Agreement, or any interest therein, except (a) pursuant to a registration of such shares under the Securities Act and applicable state securities laws or (b) in a transaction as to which such Investor has delivered an opinion of counsel or other evidence reasonably satisfactory to Holdco, to the effect that such transaction is exempt from, or not subject to, the registration



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                                                                               5

requirements of, the Securities Act and applicable state securities laws.

                  SECTION 2.02. Legends on Certificates. Each Investor shall hold in certificate form all shares of Holdco Common Stock owned by such Investor. Each certificate for shares of Holdco Common Stock issued to or beneficially owned by a person that is subject to the provisions of this Agreement shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN INVESTORS' AGREEMENT (NO. 1) DATED AS OF OCTOBER 10, 1996 (THE "INVESTORS' AGREEMENT"), AMONG THE CORPORATION, THE ORIGINAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER STOCKHOLDERS OF THE CORPORATION. A COPY OF THE INVESTORS' AGREEMENT MAY BE OBTAINED FROM THE CORPORATION FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE INVESTORS' AGREEMENT.

                                   ARTICLE III

                            Covenants of the Parties

                  SECTION 3.01. Standstill. None of the Investors may (and each Investor shall cause its Affiliates and Associates that it controls, and use reasonable efforts to cause its other Affiliates and Associates, not to), without the prior written consent of the Board:

                  (a) publicly propose that any Investor or Qualified Stockholder or any Affiliate or Associate of any Investor or Qualified Stockholder enter into, directly or indirectly, any merger or other business combination involving Holdco or propose to purchase, directly or indirectly, a material portion of the assets of Holdco or any material subsidiary of Holdco, or make any such proposal privately if it would



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                                                                               6

         reasonably be expected to require Holdco to make a public announcement regarding such proposal;

                  (b) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote or consent with respect to any Voting Securities of Holdco or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Holdco;

                  (c) form, join or participate in or encourage the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of Holdco, other than a group consisting solely of Investors and Qualified Stockholders;

                  (d) deposit any Voting Securities of Holdco into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Investors and Qualified Stockholders and
         (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement;

                  (e) initiate, propose or otherwise solicit stockholders of Holdco for the approval of one or more stockholder proposals with respect to Holdco as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other person to initiate any stockholder proposal with respect to Holdco;

                  (f) except in accordance with Section 3.04, seek election to or seek to place a representative on the Board or seek the removal of any member of the Board;



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                                                                               7

                  (g) call or seek to have called any meeting of the stockholders of Holdco;

                  (h)(A) solicit, seek to effect, negotiate with or provide non-public information to any other person with respect to, (B) make any statement or proposal, whether written or oral, to the Board or any director or officer of Holdco with respect to, or (C) otherwise make any public announcement or proposal whatsoever with respect to any form of business combination transaction (with any person) involving a change of control of Holdco or the acquisition of a substantial portion of the equity securities or assets of Holdco or any material subsidiary of Holdco, including a merger, consolidation, tender offer, exchange offer or liquidation of Holdco's assets, or any restructuring, recapitalization or similar transaction with respect to Holdco or any material subsidiary of Holdco; provided, however, that the foregoing shall not (x) apply to any discussion between or among the Investors and the Qualified Stockholders or any of their respective officers, employees, agents or representatives or (y) in the case of clause (B) above, be interpreted to limit the ability of any Investor or Qualified Stockholder, or any designee of any Investor or Qualified Stockholder, on the Board to make any such statement or proposal or to discuss any such proposal with any officer or director of or advisor to Holdco or advisor to the Board unless, in either case, it would reasonably be expected to require Holdco to make a public announcement regarding such discussion, statement or proposal;

                  (i) otherwise act, alone or in concert with others, to seek to control or influence the management or policies of Holdco (except for (A) voting as a holder of Voting Securities in accordance with the terms of such Voting Securities and (B) actions taken as a director or officer of Holdco);

                  (j) publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or make



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                                                                               8

         any such disclosure privately if it would reasonably be expected to require Holdco to make a public announcement regarding such intention, plan or arrangement; or

                  (k) advise, assist (including by knowingly providing or arranging financing for that purpose) or knowingly encourage any other person in connection with any of the foregoing.

                  SECTION 3.02. Transfer Restrictions. None of the Investors may, without the prior written consent of Holdco, sell, transfer, pledge, encumber or otherwise dispose of, or agree to sell, transfer, pledge, encumber or otherwise dispose of, any Voting Securities of Holdco, or any rights or options to acquire such Voting Securities, except in a transaction complying with any of the following clauses:

                  (a) to the underwriters in connection with an underwritten public offering of shares of such securities on a firm commitment basis registered under the Securities Act, pursuant to which the sale of such securities is in a manner that is intended to effect a broad distribution;

                  (b) to any wholly owned subsidiary of such Investor or any partnership of which such Investor is the sole general partner; provided, however, that such transferee becomes a party to this Agreement as an Investor;

                  (c) to any person in a transaction that complies with the volume and manner of sale provisions contained in Rule 144(e) and Rule 144(f) as in effect on the date hereof under the Securities Act (whether or not Rule 144 is in effect on the date of such transaction); provided, however, that dispositions pursuant to this clause (c) may not be made during any period that a person has made and not withdrawn or terminated a tender or exchange offer for Voting Securities of Holdco or announced its intention to make such an offer;



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                                                                               9

                  (d) to any person (including any pledgee of shares of Voting Securities), other than a person that such Investor, or any of its Affiliates or Associates, knows or, after commercially reasonable inquiry should have known, beneficially owns or, after giving effect to such sale, will beneficially own more than 5% of the aggregate Voting Power of the Voting Securities of Holdco;

                  (e) in the case of a natural person, to any permitted transferee of such person; provided, however, that such transferee becomes a party to this Agreement as an Investor;

                  (f) in a bona fide pledge of shares of Voting Securities of Holdco to a financial institution to secure borrowings as permitted by applicable laws, rules and regulations; provided, however, that (i) such financial institution agrees to be bound by this Section 3.02 and
         (ii) the borrowings so secured are full recourse obligations of the pledgor and are entered into substantially simultaneously with such pledge;

                  (g) upon five Business Days' prior notice to Holdco, pursuant to the terms of any tender or exchange offer for Voting Securities of Holdco made pursuant to the applicable provisions of the Exchange Act or pursuant to any merger or consolidation of Holdco (but in the case of any tender or exchange offer, only so long as each Investor and Qualified Stockholder is at the time in substantial compliance with the provisions of Sections 3.01 and 3.05(c), whether or not bound by such provisions, and such tender or exchange offer is not materially related to any past noncompliance with such provisions by any Investor or Qualified Stockholder (whether or not bound by such provisions));

                  (h) a gift to a Charitable Transferee or Qualified Trust; provided, however, that (i) at the time of such gift, the Principal Investor and his Family Members constitute a sufficient number of the directors or



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                                                                              10

         trustees, as appropriate, of such Charitable Transferee or Qualified Trust to permit approval of matters by such Charitable Transferee or Qualified Trust without the approval of any other director or trustee of such Charitable Transferee or Qualified Trust and (ii) such Charitable Transferee or Qualified Trust is or simultaneously becomes a Qualified Stockholder (and Holdco agrees upon request to enter into an Investors' Agreement (No. 2) with such Charitable Transferee or Qualified Trust);

                  (i) to TCI Turner Preferred, Inc. ("TCITP") or its designee in accordance with the Stockholders' Agreement dated as of the same date as this Agreement among TCITP, Holdco and certain stockholders of Holdco; or

                  (j) to Holdco.

                  SECTION 3.03. Additional Agreements. None of the Investors may (and each Investor shall cause its Affiliates and Associates that it controls, and use reasonable efforts to cause its other Affiliates and Associates, not to)
(a) publicly request Holdco or any of its agents, directly or indirectly, to amend or waive any provision of this Agreement or (b) knowingly take any action that would reasonably be expected to require Holdco to make a public announcement regarding the possibility of a transaction with such Investor.

                  SECTION 3.04. Board Representation. (a) Upon execution of this Agreement, Holdco shall use reasonable efforts to cause to be elected to the Board two persons designated by the Principal Investor who are Eligible Persons. "Eligible Person" means (i) the Principal Investor and (ii) any other individual
(A) who is reasonably acceptable to the Board, (B) whose election to the Board would not, in the opinion of counsel for Holdco, violate or be in conflict with, or result in any material limitation on the ownership or operation of any business or assets of Holdco or any of its subsidiaries under, any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity and (C) who has agreed in writing



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                                                                              11

with Holdco to comply with Section 3.01 and to resign as a director of Holdco if requested to do so pursuant to this Section 3.04. With respect to each meeting of stockholders of Holdco at which any designee of the Principal Investor on the Board comes up for reelection, Holdco shall use reasonable efforts to cause such designee (or another Eligible Person designated by the Principal Investor) to be included in the list of candidates recommended by the Board for election to the Board. Upon the death, resignation or removal of any designee of the Principal Investor on the Board, Holdco shall use reasonable efforts to have the vacancy thereby created filled with an Eligible Person designated by the Principal Investor.

                  (b) Upon the Investors and (subject to Section 3.06) the Qualified Stockholders, taken together, ceasing to own of record and beneficially at least 50% of the Voting Securities of Holdco owned by the Investors and the Qualified Stockholders, taken together, immediately following the Mergers (appropriately adjusted for stock dividends, stock splits, reverse stock splits and similar transactions), the number of persons that the Principal Investor shall be entitled to designate for election to the Board shall be reduced to one. If at such time there are two designees of the Principal Investor on the Board, the Principal Investor shall specify which of such designees shall continue to be entitled to the benefits of Section 3.04(a), and the other designee shall thereafter cease to constitute a designee of the Principal Investor for the purposes of Section 3.04(a) (and, if requested by Holdco, such other designee shall resign from the Board).

                  (c) Upon (i) (A) the Investors and (subject to Section 3.06) the Qualified Stockholders, taken together, ceasing to own of record and beneficially at least one-third of the Voting Securities of Holdco owned by the Investors and the Qualified Stockholders, taken together, immediately following the Mergers (appropriately adjusted for stock dividends, stock splits, reverse stock splits and similar transactions) and (B) the Principal Investor ceasing to be an employee of Holdco or any subsidiary of Holdco, (ii) the death or incapacity of the Principal Investor, (iii) the



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                                                                              12

wilful violation in any material respect of this Article by any Investor or (iv) five business days' prior written notice of termination from the Principal Investor, the number of persons that the Principal Investor shall be entitled to designate for election to the Board shall be reduced to zero. At such time, if requested by Holdco, each designee of the Principal Investor shall resign from the Board.

                  (d) The right of the Principal Investor to membership on the Board, as set forth in his employment agreement with Holdco to be entered into at the Effective Time of the Mergers, is not in addition to his rights under this Section 3.04.

                  (e) For the purposes of the calculations required by the first sentence of Section 3.04(b) and by Section 3.04(c)(i)(A), any Exempt Stock (as defined below) shall be excluded from the calculation of each of (i) the Voting Securities of Holdco owned of record and beneficially by the Qualified Stockholders on the date of such calculation and (ii) the Voting Securities of Holdco owned by the Qualified Stockholders immediately following the Mergers. "Exempt Stock" shall mean (A) any Holdco Common Stock acquired by any Qualified Stockholder pursuant to the TBS Merger in exchange for Company Capital Stock owned by such Qualified Stockholder on September 22, 1995, and (B) any Holdco Common Stock acquired after the Effective Time of the Mergers by any Qualified Stockholder other than pursuant to Section 3.02(h).

                  SECTION 3.05. Additional Covenants. (a) None of the Investors shall permit any other Investor that is at any time after the date hereof a wholly owned subsidiary of such Investor to cease to be a wholly owned subsidiary of such Investor for so long as such other Investor owns any Voting Securities of Holdco.

                  (b) None of the Investors shall permit any of its subsidiaries, other than any such subsidiaries that are Investors, to hold, directly or indirectly, any shares of Voting Securities of Holdco.


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                                                                              13

                  (c) Each Investor shall use reasonable efforts to cause each of its officers, employees, agents and representatives not to take any action that would be prohibited under Section 3.01 if taken by such Investor.

                  SECTION 3.06. Certain Special Provisions. If at any time the Principal Investor and his Family Members cease to constitute a sufficient number of the directors or trustees, as applicable, of any Qualified Stockholder to permit approval of matters by such Qualified Stockholder without the approval of any other director or trustee of such Qualified Stockholder, the Voting Securities of Holdco held by such Qualified Stockholder shall thereafter be deemed not to be owned of record and beneficially by such Qualified Stockholder (or any Investor) for the purposes of Sections 3.04(b) and 3.04(c). The Principal Investor shall be liable to Holdco under this Agreement for any actions taken by any Qualified Stockholder that would have been violations of
Section 3.01, 3.03 or 3.05(c) had such Qualified Stockholder been bound by such Sections.


                                   ARTICLE IV

                                  Miscellaneous

         SECTION 4.01. Termination. (a) The covenants and agreements of the Investors in Sections 3.01, 3.03 and 3.05(c) shall terminate, except with respect to liability for prior breaches thereof, upon the last to occur of (i) the Principal Investor ceasing to be an employee of Holdco or any subsidiary of Holdco, (ii) the Principal Investor ceasing to be a member of the Board, and
(iii) the Principal Investor ceasing pursuant to Section 3.04(c) to be entitled to designate any Eligible Persons for election to the Board.

                  (b) The covenants and agreements of the Investors in Section
3.02 shall terminate, except with respect to liability for prior breaches thereof, on the fifth anniversary of the Effective Time of the Mergers.



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                  (c) The covenants and agreements of Holdco in Section 3.04 shall terminate, except with respect to liability for prior breaches thereof, upon the Principal Investor ceasing pursuant to Section 3.04(c) to be entitled to designate any Eligible Persons for election to the Board.

                  (d) Without limiting Sections 4.01(a) and 4.01(b), the covenants and agreements of the Investors in Article III shall terminate, except with respect to liability for prior breaches thereof, if the Board does not (i) on the date of execution of this Agreement, elect to the Board the two Eligible Persons designated by the Principal Investor, (ii) recommend for election by the stockholders of Holdco to the Board any Eligible Person designated by the Principal Investor in accordance with Section 3.04 or (iii) reasonably promptly after request from the Principal Investor, fill any vacancy created on the Board upon the death, resignation or removal of any designee of the Principal Investor on the Board with another Eligible Person designated by the Principal Investor, in each case if the effect of such failure is that the Principal Investor does not have the representation on the Board to which he is entitled under Section 3.04.

                  (e) The other covenants and agreements set forth in this Agreement shall terminate, except with respect to liability for prior breaches thereof, upon the later of (i) the termination of Section 3.01 pursuant to
Section 4.01(a) or 4.01(d) and (ii) the termination of Section 3.02 pursuant to
Section 4.01(b) or 4.01(d).

                  SECTION 4.02. Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) except as provided in Section 3.02, shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. Any person who agrees pursuant to Section 3.02 to become a party to this Agreement as an Investor shall thereupon become, and have all the rights and obligations



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                                                                              15

of, an Investor hereunder. Any attempted assignment or transfer in violation of this Section 4.02 shall be void and of no effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and assigns.

                  SECTION 4.03. Amendments; Waivers. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach thereof.

                  SECTION 4.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given
(i) on the first Business Day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the Business Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and
(iii) on the first Business Day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                             If to any Investor, to:

                                    R.E. Turner
                                    In care of Turner Broadcasting System,
                                    Inc.
                                    One CNN Center
                                    Box 105366
                                    Atlanta, GA 30348-5366
                                    Facsimile:  (404) 827-3000



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                                                                              16

                                    For Courier delivery:
                                    One CNN Center
                                    Atlanta, GA 30303

                                    Attention:  General Counsel

                                            If to Holdco, to:

                                    Time Warner Inc.
                                    75 Rockefeller Plaza
                                    New York, NY 10019
                                    Facsimile:  (212) 956-7281

                                    Attention:  General Counsel

                           with a copy (which shall not constitute
                           notice) to:

                                    Cravath, Swaine & Moore
                                    Worldwide Plaza
                                    825 Eighth Avenue
                                    New York, NY 10019
                                    Facsimile:  (212) 474-3700

                                    Attention:  Peter S. Wilson, Esq.

                  SECTION 4.05. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

                  SECTION 4.06. Specific Performance. Each party recognizes and acknowledges that a breach by it of Article III would cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach any of the other parties shall be entitled to seek the remedy of specific performance of such Article III and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  SECTION 4.07. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and



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                                                                              17

shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 4.08. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 4.09. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.



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                                                                              18

                  SECTION 4.10. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

                  IN WITNESS WHEREOF, Holdco and each Investor have caused this Agreement to be duly executed as of the day and year first above written.

                                          TW INC.,


                                             by /s/ Thomas W. McEnerney
                                                ------------------------------
                                                Name:  Thomas W. McEnerney
                                                Title: Vice President

                                               /s/ R. E. Turner
                                               --------------------------------
                                               R. E. Turner


                                          TURNER OUTDOOR, INC.,


                                             by /s/ R. E. Turner
                                                ------------------------------
                                                Name:  R. E. Turner
                                                Title: President


                                          TURNER PARTNERS, L.P.,


                                             by /s/ R. E. Turner
                                                ------------------------------
                                                Name:  R. E. Turner
                                                Title: General Partner

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